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                                                                       Exhibit 1
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                                                                    Jeff Francis
                                                                  (616) 923-5582
                                           jeffrey_a_francis@email.whirlpool.com


                  WHIRLPOOL EXPLORING STRATEGIC ALTERNATIVES
                  INVOLVING ITS FINANCIAL SERVICES SUBSIDIARY

BENTON HARBOR, Mich. -- July 31, 1997 -- Whirlpool Corporation (NYSE:WHR) said today that it is exploring a full array of strategic business options involving Whirlpool Financial Corporation (WFC), its wholly owned financial services subsidiary. The analysis includes possible alliances, partnerships and other alternatives.

     Whirlpool said this analysis is part of the company's ongoing assessment of how its worldwide businesses can best create value. Whirlpool expects to continue a relationship with WFC regardless of the study's outcome.

     Whirlpool Financial Corporation, with assets of more than $2.1 billion, provides inventory and consumer financing to the appliance, consumer electronics, lawn and garden, home heating and air conditioning and music industries. It has principle offices in North America, Europe and Asia and employs approximately 900 people worldwide.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in about 140 countries.

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